                     [LETTERHEAD OF THE COLFORD COMPANY]

March 1, 1997

Mr. Dennis D'Amore
President
Artisan House, Inc.
1755 Glendale Boulevard
Los Angeles, CA 90026

Dear Dennis:

         This document will serve as a formal contract and agreement in connection with my new consulting assignment on behalf of Artisan House effective March 1, 1997.

    Term of Contract:    Three months beginning March 1, 1997 and ending May 31,
                         1997

    Rate for Services:   $11,500 per month

    Billing/retainer:    Invoices will be presented on the 1st and 15th of each
                         month in the amount of $5,750.00. The first payment of $5,750.00 is payable in advance upon signing of this contract. Future invoices are payable upon receipt.

    Expenses:            There are no out of pocket expenses, lodging, food or
                         mileage charges.

         This contract may be extended for an additional period of time based upon mutual written consent. This contract can not be modified without mutual written consent.

         This contract can not be cancelled without written mutual consent. Artisan House may cancel the contract at the end of the second month (April 30, 1997) with the payment of a cancellation penalty in the amount of $4,000.00. The cancellation fee has been calculated as the difference between a month to month fee ($13,500) and a reduced three month fixed fee.

         Effective March 1, 1997 I will, as an independent contractor, join Artisan House, Inc. as its Chief Financial Officer. In this capacity I will have full responsibility and authority for financial and administrative matters for the company. I will report directly to you, and only to you, and I will be the senior company executive during any absence by yourself.

                                   Page Two


         My most immediate objectives are to take charge of the overall accounting function and to stabilize the accounting and systems areas and to quickly implement procedures designed to rejuvenate a floundering cash flow. Simultaneously I will work to improve the timeliness and accuracy of all accounting functions, statements and routine statistical reports. In short, I will perform all the duties and responsibilities normally associated with a Chief Financial Officer. I will make appropriate recommendations and implement proper and prudent business policies and procedures within my areas of responsibility as required.

         While the primary objective of my assignment is to stabilize the internal affairs of the company, a secondary and simultaneous objective is to prepare for a smooth and orderly transfer of the accounting functions to your New York operation.

         In my capacity as CFO I will work full time for the period of my contract. This is interpreted to mean a five day work week. This contract and the services provided relate only to me. In the event that any other Colford Company personnel are utilized, a separate contract and fee arrangement will be required.

         I look forward to working with you and providing a service sufficient to achieve all objectives.

Cordially yours,

THE COLFORD COMPANY



Walter Colford
President

Accepted and agreed to on behalf of Artisan House, Inc. on this 1st day of March 1997 by:

                                                  /s/ Dennis D'Amore
                                                  -------------------------
                                                  Dennis D'Amore, President

                     [LETTERHEAD OF THE COLFORD COMPANY]



May 28, 1997

Mr. Dennis D'Amore
Chief Operating Officer
Artisan House, Inc.
1755 Glendale Blvd.
Los Angeles, CA 90026

         Re:   Consulting Contract Dated March 1, 1997, Amended April 28, 1997

Dear Mr. D'Amore:

         This letter will confirm our recent conversation regarding the above referenced contract. We have agreed that The Contract is extended to expire on July 31, 1997. Therefore The Contract is modified and amended as follows:

                               Term of Contract:

         The term of contract as contained in the March 1, 1997 document is deleted and is replaced as follows:

         Term of Contract:  Five months beginning March 1, 1997
                            and ending July 31, 1997

         This is now a non-cancellable contract and can not be cancelled or modified without written mutual consent. The previous cancellation clause with payment of a cancellation penalty is deleted and no longer petains.

         All other terms and conditions as contained in the original contract dated March 1, 1997 remain in force.




Cordially yours,

THE COLFORD COMPANY


/s/ Walter Colford
-----------------------------
Walter Colford
President

WC/ab

Accepted and agreed to on behalf of Artisan House, Inc. on this 28th day of May 1997 by:

                                       /s/ Dennis D'Amore
                                       ---------------------------------------
                                       Dennis D'Amore, Chief Operating Officer